Exhibit 99.1

Conyers Park III Acquisition Corp. Announces the Separate Trading of its Shares of Class A Common Stock and Warrants Commencing September 30, 2021

NAPLES, Fla., September 28, 2021 — Conyers Park III Acquisition Corp. (Nasdaq: CPAAU) (the “Company”) today announced that, commencing September 30, 2021, holders of the units sold in the Company’s initial public offering of 35,700,000 units (including 700,000 units sold in connection with the partial exercise of the underwriters’ over-allotment option) may elect to separately trade the shares of Class A common stock and warrants included in the units. Those units not separated will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CPAAU,” and the shares of Class A common stock and warrants that are separated will trade on Nasdaq under the symbols “CPAA” and “CPAAW,” respectively. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of Class A common stock and warrants.

The units were initially offered by the Company in an underwritten offering. Deutsche Bank Securities Inc., Goldman Sachs & Co, LLC and J.P. Morgan Securities LLC acted as book-running managers of the offering. A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission (the “SEC”) on August 9, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus, copies of which may be obtained by contacting Deutsche Bank Securities Inc., Attn: Prospectus Department, 60 Wall Street, New York, New York 10005, telephone: 800-503-4611 or email: prospectus.cpdg@db.com; Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 866-471-2526 or email: prospectus-ny@ny.email.gs.com; or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 866-803-9204 or email: prospectus-eq_fi@jpmchase.com.

About Conyers Park III Acquisition Corp.

Conyers Park III Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination in any business or industry, the Company intends to focus on the consumer sector and consumer-related businesses. The Company's management team is led by James M. Kilts and David J. West, as the Co-Chief Executive Officers, Brian K. Ratzan, as the Chief Financial Officer, and Max Papkov, as the Vice President of Strategy. Mr. Kilts' and Mr. West's careers have centered on identifying and implementing value creation initiatives throughout the consumer industry. They have collectively created approximately $50 billion in shareholder value throughout their combined 75+ year careers in the consumer industry. Mr. Ratzan and Mr. Papkov collectively bring over 35 years of private equity and SPAC investing experience. The deep operating experience of Mr. Kilts and Mr. West complements Mr. Ratzan's and Mr. Papkov's financial and transactional expertise to create a unique team capable of identifying attractive investments and executing deals in the consumer sector. The Company's website is www.conyers-park.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.